CONVERTIBLE NOTE

         FOR VALUE RECEIVED, ETERNAL TECHNOLOGIES GROUP, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to PLATINUM PARTNERS VALUE ARBITRAGE FUND LP, 152 West 57th Street, 54th Floor, New York, NY 10019 (Fax 212-581-0002) (the "Holder") or order, without demand, the sum of Twenty-Two Thousand Five Hundred & Zero / One Hundreth Dollars ($22,500.00).

         This Note has been entered into in lieu of the payment of liquidated damages due to Holder from Borrower for the period of January 24, 2004 through May 24, 2005. The following terms shall apply to this Note:

                                    ARTICLE I
                               GENERAL PROVISIONS


         The Holder shall have the right to convert the principal due under this
Note into Shares of the Borrower's Common Stock, $.001 par value per share ("Common Stock") as set forth below.

                  1.1. Conversion into the Borrower's Common Stock.

     (a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 1.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within ten (10) business days from the Conversion Date (such tenth day being the "Delivery Date") that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted, by the Conversion Price.

     (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be eighty percent (80%) of the average of the five (5) closing prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the five (5) trading days preceding the date of this Note.

     (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 1.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

     B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

     D. Share Issuance. So long as this Note is outstanding, if the Borrower shall offer, issue or agree to issue any shares of Common Stock for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the subsequent issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Note.

     (d) Whenever the Conversion Price is adjusted pursuant to Section 1.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

     (e) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than one hundred percent (100%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     1.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 1.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted or paid.

     1.3 Mandatory Conversion. Commencing after the actual effective date of the Registration Statement described in Article 3 hereunder that includes the shares underlying this Note, the Borrower will have the option by written notice to the Holder ("Notice of Mandatory Conversion") of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of the Note thereon, into Common Stock at the Conversion Price then in affect ("Mandatory Conversion"). The Notice of Mandatory Conversion, which notice must be given on the first day following a consecutive ten (10) day trading period during which the closing price for the Company's Common Stock as reported by Bloomberg, LP for the Principal Market shall be more than $0.60 each day with an average daily volume in excess of 150,000 shares. The date the Notice of Mandatory Conversion is given is the "Mandatory Conversion Date." The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note which is subject to Mandatory Conversion. Mandatory Conversion Notices must be given proportionately to all Holders of Notes who received Notes similar in term and tenure as this Note. The Borrower shall reduce the amount of Note principal subject to a Notice of Mandatory Conversion by the amount of Note Principal for which the Holder had delivered a Notice of Conversion to the Borrower during the twenty (20) trading days preceding the Mandatory Conversion Date. Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in Section 1.2 above.

                                   ARTICLE II
                       REGISTRATION AND LIQUIDATED DAMAGES

     2 Registration Rights. The registration rights granted to the Holder pursuant to Section 11.1(ii) of the Subscription Agreement are hereby granted to the Holder in connection with the Shares issuable upon conversion of this Note ("Shares").


                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Eternal Technologies Group, Inc., Section D, 5/F, Block A, Innotech Tower, 235 Nanjing Road, Heping District, Tianjin 300052, Attn: XingJing Ma, CEO, telecopier number:
011-86-22-2721-7030, with an additional copy by telecopier only to: Hank Vanderkam, Esq., 1301 Travis, #1200, Suite 1200, Houston, TX 77002 (Fax 713-547-8910), and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

     3.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     3.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     3.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     5.7 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 24th day of May, 2005.

                                       ETERNAL TECHNOLOGIES GROUP, INC.



                                       By:________________________________
                                                Name:
                                                Title:

WITNESS:



----------------------------------

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


     The undersigned hereby elects to convert $_________ of the principal due on the Note issued by ETERNAL TECHNOLOGIES GROUP, INC. on May 24, 2005 into Shares of Common Stock of ETERNAL TECHNOLOGIES GROUP, INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_____________________________________________________________


Conversion Price:_______________________________________________________________


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________
b